Exhibit 3.14

CENDANT TRAVEL, INC.
formerly known as

CUC TRAVEL SERVICES, INC.

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BY - LAWS

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ARTICLE I

OFFICES

Section 1.               The registered office shall be located in Nashville, Tennessee.

Section 2.               The corporation may also have offices at such other places, both within and without the State of Tennessee, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1.               All meetings of shareholders for the election of directors shall be held in Stamford, Connecticut, at such place as may be fixed from time to time by the board of directors.

Section 2.               Annual meetings of shareholders, commencing with the year 1989, shall be held on the 20th day of June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 3:00 p.m., at which they shall elect, by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.               Written or printed notice of the annual meeting, stating the date, time and place of the meeting, shall be delivered not less than ten days nor more than two months before the date of the meeting either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.               Special meetings of shareholders, for any purpose other than the election of directors, may be held at such time and place within or without the State of Tennessee as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the charter, may be called by the president, the board of directors or upon written demand of at least ten percent of all of the votes entitled to be cast on any issue proposed to be considered.

Section 3.               Written or printed notice of a special meeting, stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than two months before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4.               The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1.               A majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of the voting group for action on that matter except as otherwise provided by statute or by the charter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.               If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by law or the charter.

Section 3.               Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless the charter or law provides otherwise. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his dUly authorized attorney-in-fact.

If the charter so provides, each shareholder having voting power shall be entitled to cumulate his votes.

Section 4.               Any action required to be taken at a meeting o~ the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE V

DIRECTORS

Section 1.               The number of directors shall be no fewer than two and no more than eleven. Directors need not be residents of the State of Tennessee nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of shareholders.

Section 2.               Unless the charter provides otherwise, any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors or, if the directors remaining in office constitute fewer than a quorum of the board, the vacancy may be filled by the affirmative vote of the directors remaining in office.

Section 3.               The business affairs of the corporation shall be managed by its board of directors which may exerclse all such powers of the corporation and do all such lawful acts and things as are not, by statute or by the charter or by these by-laws, directed or required to be exercised or done by the shareholders.

Section 4.               The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Tennessee, at such place or places as they may from time to time determine.

Section 5.               The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.               Meetings of the board of directors, regular or special, may be held either within or without the State of Tennessee.

Section 2.               The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3.               Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall, from time to time, be determined by the board.

Section 4.               Special meetings of the board of directors may be called on one day’s notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board, the president or by any two directors.

Section 5.               Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, not the purpose of, any regular or special meeting or the board of directors need be specified in the notice or waiver of the notice of such meeting.

Section 6.               A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the charter. The act of a majority number is required by law or by the charter. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the charter. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.               Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vdte with respect to the subject matter thereof.

ARTICLE VII

COMMITTEES

Section 5.               The board of directors may create one or more committees that may consist of one or more members. All members of committees exercising the powers of the board of directors must be members of the board of directors and serve at the board of directors’ pleasure. To the extent specified by the board of directors or charter, each committee shall have, and exercise all of, the authority of the board of directors in the management of the corporation, except as otherwise provided by law.

ARTICLE VIII

NOTICES

Section 1.               Whenever, under the provisions of the statutes or of the charter or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but sucn notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2.               Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the charter or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1.               The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents and one or more assistant secretaries and assistant treasurers.

Section 2.               The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 3.               The board of directors may appoint such other officers and agents, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.               The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.               The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6.               The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7.               He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8.               The vice-president or, if there shall be more than one, the vice presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.               The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.

He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10.             The assistant secretary or, if there be more than one, the assistant secretaries, in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11.             The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the corporation and shall deposit all moneys and other vaiuable effects, in the name and to the credit of the corporation, in such depositories as may be designated by the board of directors.

Section 12.             He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13.             If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors .for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14.             The assistant treasurer or, if there shall be more than one, the assistant treasurers, in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1.               The shares of the corporation shall be represented by certificates or shall be uncertified. Each share certificate shall be signed by the president or a vice-president and the secretary or treasurer or an assistant secretary or treasurer of the corporation or by the board of directors and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights, preferences, and limitations determined for each series and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2.               The signatures of the persons signing a share certificate may be facsimiles. In case any person who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to hold such office before such certificate is issued, the certificate is nevertheless valid.

LOST CERTIFICATES

Section 3.               The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4.               Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

Section 5.               For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a record date, in advance, that may not be more than seventy days before the meeting or action requiring a determination of shareholders.

REGISTERED SHAREHOLDERS

Section 6.               The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends,

and to vote as such owner, and to hold liable for calls and assessments a person registered on its books”as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Tennessee.

LIST OF SHAREHOLDERS

Section 7.               A list of shareholders, as of the record date, certified by the corporate officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders. If the right to vote at any meeting is challenged, the person presiding thereat may rely on such list as evidence of the right of the persons challenged to vote at such meeting.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1.               Subject to the provisions of the charter relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation, subject to any provisions of the charter.

Section 2.               Before payment of any dividend, there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.               All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.               The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5.               The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words “Corporate Seal, Tennessee.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

Section 1.               These by-laws may be amended or repealed or new by-laws may be adopted by the affirmative vote or a majority of the board of directors at any regular or special meeting of the board, unless the charter or law reserves this power to the shareholders.